                                                                   Exhibit 10.27

                                     This Instrument Prepared By:

                                     Jeffrey H. Benedict
                                     BAKER, WORTHINGTON, CROSSLEY,
                                      STANSBERRY & WOOLF
                                     207 Mockingbird Lane
                                     P.O. Box 3038 CRS
                                     Johnson City, Tennessee 37602
                                     (615) 928-0181




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- -------------------------------------------------------------------------------

                                LEASE AGREEMENT

                                    between

                       THE INDUSTRIAL DEVELOPMENT BOARD
                       OF THE CITY OF BRISTOL, TENNESSEE
                                   as Lessor


                                      and


                               EXIDE CORPORATION
                                   as Lessee


                         Dated as of February 7, 1994



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- -------------------------------------------------------------------------------

                                LEASE AGREEMENT

                               TABLE OF CONTENTS

          This Table of Contents is not a part of the Lease Agreement and is only for convenience of reference.

                                                                    Page
                                                                    ----
Parties.........................................................      1

                                   ARTICLE I

                                  Definitions

Section 1.1   Use of Defined Terms..............................      1
Section 1.2   Definitions.......................................      1
Section 1.3   Certain Words Used Herein.........................      3
Section 1.4   References to Articles, Etc.......................      3
Section 1.5   Headings..........................................      3

                                  ARTICLE II

                       Representations and Undertakings

Section 2.1   Representations by the Lessor.....................      3
Section 2.2   Representations by the Lessee.....................      4

                                  ARTICLE III

                      Demising Clause; Warranty of Title

Section 3.1   Demise of the Project.............................      5
Section 3.2   Warranty of Title.................................      5

                                  ARTICLE IV

                          Construction of the Project

Section 4.1   Agreement to Acquire, Construct and Equip
                the Building on the Leased Land.................      5
Section 4.2   Modification or Abandonment of the Project........      5

                                                                     Page
                                                                     ----

                                  ARTICLE V

             Effective Date of This Lease Agreement; Duration of
                         Lease Term; Rental Provisions;
                      Calculation of Imputed Tax Benefit


Section 5.1  Effective Date and Duration of Lease Term...............   6
Section 5.2  Delivery and Acceptance of Possession...................   6
Section 5.3  Rents...................................................   6


                                  ARTICLE VI

                       Maintenance, Taxes and Insurance

Section 6.1  Maintenance and Modification of Project
               by Lesses.............................................   6
Section 6.2  Removal of Leased Equipment.............................   7
Section 6.3  Tax Exemptions..........................................   7
Section 6.4  Insurance Required......................................   7
Section 6.5  Application of Net Proceeds of Insurance................   7

                                  ARTICLE VII

                     Damage, Destruction and Condemnation

Section 7.1  Damage and Destruction..................................   7
Section 7.2  Condemnation............................................   7

                                 ARTICLE VIII

                             Additional Covenants

Section 8.1  No Warranty of Condition or Suitability
               by the Lessor.........................................   8
Section 8.2  Lessor's Right of Access to the Project.................   8
Section 8.3  Qualification in the State..............................   8
Section 8.4  Future Financing........................................   8
Section 8.5  Granting of Easements...................................   8
Section 8.6  Indemnity...............................................   8

                                  Article IX

                Assignment, Subleasing, Mortgaging and Selling

Section 9.1  Assignment and Subleasing...............................   9

Section 9.2  Restrictions on Sale of Project by Lessor...............   9

                                                                       Page
                                                                       ----

                                   ARTICLE X

                        Events of Default and Remedies

Section 10.1  Events of Default Defined..............................    10
Section 10.2  Remedies in Default...................................     11
Section 10.3  Lessor's Default.......................................    11

                                  ARTICLE XI

                          Options in Favor of Lessee

Section 11.1  General Options to Terminate Lease Agreement and
               Purchase Project......................................    11
Section 11.2  No Obligation to Purchase Project......................    11
Section 11.3  Conveyance on Exercise of Option to Purchase...........    11
Section 11.4  Closing Adjustments....................................    12
Section 11.5  Closing................................................    12


                                  ARTICLE XII

                                 Miscellaneous

Section 12.1  Quiet Enjoyment........................................    12
Section 12.2  Surrender of Project...................................    13
Section 12.3  Notices................................................    13
Section 12.4  Recording and Filing...................................    13
Section 12.5  Blinding Effect........................................    13
Section 12.6  Severability...........................................    13
Section 12.7  Execution of Counterparts...............................   13
Section 12.8  Law Governing Construction of Lease Agreement..........    13

SIGNATURES AND SEALS.................................................    15

EXHIBIT A - Leased Land..............................................    17

EXHIBIT B - Leased Equipment.........................................    18

     THIS LEASE AGREEMENT, dated as of February 7, 1994, by and between THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF BRISTOL, TENNESSEE, a public nonprofit corporation organized and existing under the laws of the State of Tennessee (the "Lessor"), and EXIDE CORPORATION, a Delaware corporation (the "Lessee").

                                  WITNESSETH:

     In consideration of the respective representations and agreements hereinafter contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

     Section 1.1 Use of Defined Terms. Certain terms used in this Lease Agreement are defined herein. When used herein, such terms as shall have the meanings given to them by the language employed in Section 1.2 hereof defining
                                                   -----------
such terms, unless the context clearly indicates otherwise.

     Section 1.2 Definitions. The following terms are defined terms under this Lease Agreement:

     "Act" means Chapter 53 of Title 7, Tennessee Code Annotated, as the same may be from time to time supplemented and amended.

     "Additions" means improvements, replacements, alterations, additions, enlargements or expansions in, on or to the Project, including any and all machinery and equipment therefor.

     "Authorized Lessor Representative" means the person at the time designated to act in behalf of the Lessor.

     "Authorized Lessee Representative" means the person at the time designated to act in behalf of the Lessee.

     "Building" means the building and all other facilities forming a part of the Project and not constituting part of the Leased Equipment which are located or to be constructed on the Leased Land, as they may at any time exist.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commencement Date" means the first day of the calendar year immediately following the year in which the Project is finally completed and fully operational to the reasonable satisfaction of Lessee.

     "Executive Officer" means, with respect to the Lessor, the Chairman of the Lessor or its Governing Body and with respect to the Lessee, the President or Division President, any Vice President or the Secretary or Treasurer of the Lessee.

     "Governing Body" means the Board of Directors of the Lessor or the successor to the powers of said body, or the Board of Directors of the Lessee or the successor to the powers of said body.

     "Lease Agreement" means the within Lease Agreement by and between the Lessor and the Lessee as the same may be amended from time to time in accordance with the provisions hereof.

     "Lease Term" means the duration of the leasehold estate created in this Lease Agreement as specified in Section 5.1 hereof.
                                -----------
     "Leased Equipment" means those items of machinery, equipment and related property acquired and installed in the Building or elsewhere on the Leased Land (and any item of machinery, equipment and related property acquired and installed in the Building or elsewhere on the Leased Land in substitution therefor and renewals and replacements thereof) owned by the Lessor and hereby leased to the Lessee which is not included in the definition of Leased Land or Building, but not including Lessee's own machinery and equipment. Leased Equipment specifically includes, but is not limited to, the equipment described in Exhibit B attached hereto which, by this reference thereto, is incorporated
   ---------
herein. Leased equipment shall also include equipment made subject to this Lease Agreement under Section 4.1(c) hereof.
                -------------

     "Leased Land" means all those lots, tracts or parcels of land located in the Fourth Civil District of Sullivan County, Tennessee, and more specifically described on Exhibit A attached hereto and incorporated herein by reference,
             ---------
together with all rights, ways, alleys, waters, privileges, easements, appurtenances and advantages thereto belonging or in anywise appurtenant thereto.

     "Lessee" means Exide Corporation, a Delaware corporation, and its successors and assigns and any surviving, resulting or transferee corporation.

     "Lessor" means The Industrial Development Board of the City of Bristol, Tennessee, a public nonprofit corporation organized under the laws of the State.

     "Net Proceeds" means, when used with respect to any insurance or condemnation award, the gross proceeds from the insurance or condemnation award with respect to which that term is used remaining after payment of all expenses incurred in the collection of such gross proceeds.

     "Permitted Encumbrances" means, as of any particular time, such liens and encumbrances on the Project that Lessee may, prior to the attachment thereof, specifically consent to in writing.

     "Project" means collectively, the Leased Land, the Building and the Leased Equipment.

     "Settlement Date" shall mean the fourth anniversary of the last day of the calendar year that commences with the Commencement Date.

     "State" means the State of Tennessee.

     "Tax Payment Date" means, with respect to any Taxing Period commencing on or after the Commencement Date, the day after which unpaid City of Bristol, Tennessee, real property and personal ad valorem taxes assessed for such Taxing Period would become delinquent.

     "Taxing Period" means any twelve (12) month period commencing January 1 and ending December 31, if the first day of such twelve (12) month period coincides with or follows the Commencement Date; provided, however, that if Sullivan County, Tennessee should cease assessing real property and personal property as valorem taxes on an annual basis from January 1 to December 31 and instead substitute some other period, then the first day and last day, respectively, of such other period shall be substituted, respectively, for January 1 and December 31 above.

     Section 1.3 Certain Words Used Herein. The words "hereof," "herein," "hereunder," and other words of similar import refer to this Lease Agreement as a whole.

     Section 1.4 References to Articles, Ect. References to Articles, Sections, and other subdivisions of this Lease Agreement are to the designated Articles, Sections and other subdivisions of this Lease Agreement as originally executed.

     Section 1.5 Headings. The headings of this Lease Agreement are for convenience only and shall not define or limit the provisions hereof.


                                  ARTICLE II

                       Representations and Undertakings

     Section 2.1 Representations by the Lessor. The Lessor makes the following representations as the basis for the undertakings on its part herein contained:

          (a) The Lessor is a public nonprofit corporation, duly organized and existing under the laws of the State, is authorized and empowered by the provisions of the Act to enter into the transactions contemplated by this Lease Agreement and to carry out its obligations hereunder, and by proper action of its Governing Body has been duly authorized to execute and deliver this Lease Agreement. Neither the Project nor the Lessee's interest therin is subject to ad valorem personal or real property taxation. The Project constitutes a "project" within the meaning of the Act. The Lessor is a "corporation" within the meaning of the Act.

          (b) The Lessor has acquired title to the Leased Land (and Lessor has not encumbered such title, except on behalf of Lessee), and has authorized, and does hereby authorize, the Lessee to acquire and improve the Building and to acquire and install the Leased Equipment on the Leased Land, and to acquire, construct and equip the Project, and the Lessor proposes to lease the Project to the Lessee for the purposes set forth in the Act, to wit: to maintain and increase employment opportunities and increase the quantity of housing available in affected municipalities by promoting industry, trade, commerce, tourism and recreational and housing construction by inducing manufacturing, industrial, governmental, educational, financial, service, commercial, and recreational enterprises to locate in or remain in the State and further its agricultural and natural resources.

        (c) Nothing in this Lease Agreement shall be construed to require the Lessor to operate the Project other than as lessor. The parties acknowledge and agree that Lessee shall have sole dominion and control over the Leased Equipment and that Lessor shall not be liable for the maintenance, storage or care of the equipment, or for its condition, or for any injury sustained by any person in connection with the installation, operation or removal of the Leased Equipment.

        (d) The Project is to be located wholly within the boundaries of Bristol, Tennessee.

        (e) The execution of this Lease Agreement has been approved by the Governing Body of the Lessor in accordance with the Act. Neither the execution and delivery of this Agreement, the consummation of the transaction contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of any restriction or any agreement or instrument to which the Lessor is now a party or by which it is bound, or constitute a default under any of the foregoing, or result in the creation or imposition of any prohibited lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Lessor under the terms of any instrument or agreement.

     Section 2.2 Representations by the Lessee. The Lessee makes the following representations as the basis for the undertakings on its part herein contained:

        (a) The Lesses is a corporation duly organized and existing under the laws of the State of Delaware, is in good standing under its Articles of Incorporation and the laws of the State of Delaware, is qualified to do business as a foreign corporation and is in good standing as a foreign corporation under the laws of the State and has power to enter into this Lease Agreement and by proper corporate action has been duly authorized to execute and deliver this Lease Agreement.

        (b) Neither the execution and delivery of this Lease Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Lease Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of any restriction or any agreement or instrument to which the Lessee is now a party or by which it is bound, or constitute a default under any of the foregoing, or result in the creation or imposition of any prohibited lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Lessee under the terms of any instrument of agreement.

        (c) Lessee agrees that it will reimburse Lessor for reasonable expenses (including reasonable attorneys' fees) incurred by Lessor in connection with the preparation and execution of this Lease Agreement, and in connection with future actions to be taken by Lessor at the request of Lessee pursuant to the terms hereof during the Lease Term described herein.

        (d) Lessee agrees that it shall use its best efforts to operate the Project in compliance with all applicable federal, state and local environmental laws, rules and regulations.

                                  ARTICLE III

                      Demising Clause: Warranty of Title

     Section 3.1 Demise of the Project. The Lessor demises and leases to the Lessee, and the Lessee leases from the Lessor, the Leased Land, the Building and the Leased Equipment at the rental set forth in Section 5.3 hereof and in
                                                -----------
accordance with the provisions of the Lease Agreement, subject to Permitted Encumbrances.

     Section 3.2 Warranty of Title. The Lessor warrants that the Lessor has acquired title to the Leased Land, free and clear of liens and encumbrances created or incurred by, on behalf of, in the interest of, at the request of, or as a result of the activities of Lessor, except the same that may be incurred or created by Lessor on behalf of, in the interest of, at the request of or as a result of the activities of Lessee.

                                  ARTICLE IV

                          Construction of the Project

     Section 4.1 Agreement to Acquire, Construct and Equip the Building on the Leased Land. The Lessee agrees that:

     (a) The Lessee will cause the Building to be improved on the Leased Land, and may construct other buildings on the Leased Land, wholly within the boundary lines thereof; and

     (b) The Lessee will cause to be acquired and installed in the Building or on the Leased Land for the use of Lessee the Leased Equipment, to consist of the machinery, equipment and related property described in the general list thereof in Exhibit B Attached hereto, and incorporated herein by reference thereto, and
   ---------
such other facilities and items of machinery and equipment as in the Lessee's judgment may be necessary for the operation of the Project.

     (c) Lessee shall have the right, exercisable from time to time in its sole discretion, to transfer to the Lessor or cause to be transferred to the Lessor, Leased Equipment of such types as Lessee may in its sole discretion determine. Such transfers shall be made by bill of sale, transfer of certificate of title or such other instruments of transfer and conveyance as may be necessary to vest title to such Leased Equipment in the Lessor. Upon the transfer of any such Leased Equipment to Lessor, Lessor shall promptly acknowledge in writing to Lessee (i) the receipt of such Leased Equipment and (ii) the fact of Lessor's title to such Leased Equipment and (iii) that such Leased Equipment will be held by Lessor subject to the terms of this Lease Agreement.

     Section 4.2 Modification or Abandonment of the Project. Notwithstanding any term or provision of this Lease Agreement to the contrary, Lessee shall have the option, exercisable at its sole discretion without notice to Lessor, to modify its present plans for the improvement of the Building, the installation of the Leased Equipment or any other facet of the Project including, but not limited to, abandoning its plans for the Project.

Should Lessee permanently abandon the Project, this Lease Agreement shall terminate. Furthermore, no term or provision of this Lease Agreement shall be interpreted as requiring Lessee to construct any particular facility or type of facility, or to acquire for the Project any particular equipment or type of equipment; provided, however, that Lessee's use of the Leased Land shall not violate any state, federal or local law governing the use of the Leased Land. Lessee's modification of its present plans for the Project shall not adversely affect the option granted to Lessee under Article XI hereof. Lessor agrees that it will cooperate fully with Lessee to obtain all necessary or proper governmental approvals, consents and variances in connection with the Project, any Additions, or any modification or abandonment of the Project. Such obligation to cooperate fully with Lessee shall include, but not be limited to, the execution of all proper petitions, documents, requests and applications related to the Project and presented to Lessor by Lessee in connection with the Project, any Addition, or any modification or abandonment of the Project.

                                   ARTICLE V

        Effective Date of This Lease Agreement; Duration of Lease Term;
             Rental Provisions; Calculation of Imputed Tax Benefit

     Section 5.1 Effective Date and Duration of Lease Term. This Lease Agreement and the leasehold interest created hereunder shall become effective upon delivery on the date hereof. Lessee shall be entitled to immediate occupancy of the Project. Subject to the provisions of Article XI hereof, this Lease Agreement and the leasehold interest created herein shall terminate at midnight on the Settlement Date.

     Section 5.2 Delivery and Acceptance of Possession. The Lessor agrees to deliver to the Lessee sole and exclusive possession of the Project with the delivery of this Lease Agreement on the date hereof. The Lessor covenants and agrees that it will not take any action, other than pursuant to Article X of the Lease Agreement, to prevent the Lessee from having quiet and peaceable possession and enjoyment of the Project during the Lease Term and warrants that the Lessee shall have quiet and peaceable possession and enjoyment of the Project.

     Section 5.3 Rents. The Lessee agrees to pay to the Lessor as rent hereunder the sum of $56,300 for each Taxing Period, payable with respect to each such Taxing Period on the Tax Payment Date associated with each such Taxing Period.

                                  ARTICLE VI

                       Maintenance, Taxes and Insurance

     Section 6.1 Maintenance and Modification of Project by Lessee. The Lessee agrees that during the Lease Term it will at its own expense (i) keep the Project in as reasonably safe condition as its operations shall permit and (ii) keep the Building and the Leased Equipment and all other improvements forming a part of the Project in good repair and in good operating condition, making from time to time, subject to the provisions of

Section 6.2 hereof, such repairs thereto and renewals and replacements thereof
- -----------
as Lessee may in its sole discretion deem proper. The Lessee may, also at its own expense, make from time to time any Additions or Alterations to the Project it may deem desirable for its business purposes. Such Additions and Alterations so made by the Lessee shall be on the Leased Land and shall become a part of the Project.

     Section 6.2 Removal of Leased Equipment. The Lessee shall not be under any obligation to renew, repair or replace and inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary Leased Equipment. In any instance where the Lessee in its discretion determines that any items of Leased Equipment have become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary, the Lessee may remove such items of Leased Equipment from the Leased Land and sell, trade in, exchange or otherwise dispose of them (as a whole or in part) without any responsibility or accountability to the Lessor therefor.

     Section 6.3 Tax Exemption. It is recognized that under current law, including particularly the Act, the Project is exempt from ad valorem property taxation so long as the same is owned by the Lessor.

     Section 6.4 Insurance Required. During the Lease Term, the Lessee shall keep the Project or cause the same to be kept continuously insured against such risks as are customarily insured against by businesses of like size and type in an amount and with an insurance company determined in the sole discretion of the lessee. Lessee shall provide copies of such policies to Lessor.

     Section 6.5 Application of Net Proceeds of Insurance. The Net Proceeds of the insurance carried pursuant to the provisions hereof shall be paid and applied in such fashion as Lessee in its sole discretion may determine.


                                  ARTICLE VII

                     Damage, Destruction, and Condemnation

      Section 7.1 Damage and Destruction. In the event of substantial or total damage to or destruction of the Project, Lessee, in its sole and absolute discretion, shall have the right and power to terminate this Lease Agreement. If the Project is destroyed or substantially damaged and Lessee determines not to rebuild the Project, then Lessee shall be obligated to exercise the option to purchase the Project granted to it in Article XI hereof, the provisions of Paragraph 4.2 hereof notwithstanding.
- -------------

     Section 7.2 Condemnation. If all or any portion of the Project is taken by condemnation, the Lessee, in its sole and absolute discretion, shall have the right and power to terminate this Lease Agreement. The Lessee shall be entitled to the entirety of any condemnation award, relocation payments or any other similar payments made with respect to the Project.

                                  ARTICLE VII

                             Additional Covenants

     Section 8.1 No. Warranty of Condition or Suitability by the Lessor. EXCEPT AS OTHERWISE SET FORTH IN THIS LEASE AGREEMENT, THE LESSOR MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, CONDITION OF WORKMANSHIP OF ANY PART OF THE PROJECT OR THAT IT WILL BE SUITABLE FOR THE LESSEE'S PURPOSES OR NEEDS.

     Section 8.2 Lessor's Right of Access to the Project. The Lesse agrees that the Lessor, upon obtaining Lessee's prior written consent (which shall not be unreasonably withheld) may enter upon the Leased Land to examine and inspect the Project.

     Section 8.3 Qualification in the State. Lessee warrants that it is and throughout the Lease Term it (or the surviving, resulting or transferee corporation) will continue to be duly qualified to do business in the State of Tennessee.

     Section 8.4 Future Financing. Lessor and Lessee acknowledge that during the Lease Term Leesee may from time to time deem it advisable to obtain financing from one or more third-party lender(s) and to secure such financing with all or some portion of the Project. In such event(s) Lessor agrees to fully cooperate with Lessee and such Lender(s) and to take such actions and execute such documents as Lesses or such Lender(s) may reasonably require, including, but not limited to, deeds of trust granting security interests in the Leassed Land to such Lender(s) and security agreements and financing statements granting security interests in the Leased Equipment to such Lender(s); provided, however, that Lessor shall not be required to obligate itself to such Lender(s) beyond transferring security interests (or security title, as applicable) to the Project (or parts thereof) and agreeing to forbear from future transfers of interests in the Project. Lessor agrees to make such modifications of this Lease Agreement (and to execute documents in evidence thereof) as may be reasonably required by Lessee or such third-party lender(s) in connection with such financing.

     Section 8.5 Granting of Easements. The Lesses may at any time or times grant easements (including party wall agreements), licenses, rights of way (including the dedication of public highways) and other rights or privileges in the nature of easements with respect to any property included in the Project, or the Lessee may release existing easements, licenses, rights of way and other rights or privileges with or without consideration, and the Lessor agrees that it shall execute and deliver any instrument necessary or appropriate to confirm and grant or release any such easement, license, right of way or other right or privilege. Lessee shall be entitled to any payments or other consideration given in return for the granting of any such rights or privileges with respect to the Project during the Lease Term.

     Section 8.6 Indemnity.

        (a) Lessee shall and agrees to indemnify and save the Lessor and its directors and officers harmless against and from all claims by or on behalf of any person, firm or corporation rising from the conduct or management of, or from any work or thing done on, the Project during the Lease Term, and against and from all claims arising during the Lease Term from (i) any condition of the Project, (ii) any breach or default on the part of Lessee in the performance of any of its obligations under this Lease Agreement, (iii) any act or negligence of Lessee or of any of its agents, contractors, servants, employees or licensees or of any assignee or sublessee of Leases and (iv) any violation by Lessee of any federal, state or local environmental law, act, rule or regulation. Lessee shall indemnify and save the Lessor harmless from and against all costs and expenses incurred in or in connection with any such claim arising as aforesaid from (i),
(ii), (iii) or (iv) supra, or in connection with any action or proceeding
                    -----
brought thereon, and upon notice from the Lessor Lessee shall defend them or either of them in any such action or proceeding. Notwithstanding any other term or provision hereof, Lessee shall have no obligation to indemnify Lessor for any claim arising in whole or in part from or out of (i) any set of circumstances that would give rise to an indemnity obligation of Lessor under Section 8.6(b)
                                                                --------------
hereof or (ii) the claims of any governments or authorities seeking to impose any taxes, fees or assessments with respect to the Project.

     (b) Lessor shall and agrees to indemnify and save the Lessee harmless against and from all claims by or on behalf of any person, firm or corporation arising out of or related to (i) any breach or default on the part of the Lessor in the performance of any of its obligations under this Lease Agreement, (ii) any breach or default on the part of the Lessor of any of its representations and warranties to Lessee under this Lease Agreement, and (iii) any act or negligence of Lessor or of any of its agents, contractors, servants, employees or licenses or of any assignees Lessor. Lessor shall indemnify and save the Lessee harmless from and against all costs and expenses incurred in or in connection with any such claim arising as aforesaid from (i), (ii) or (iii) supra, or in connection with any action or proceeding brought thereon, and upon
- -----
notice from the Lessee, Lessor shall defend them in any such action or proceeding.

                                  ARTICLE IX

                Assignment, Subleasing, Mortgaging and Selling

     Section 9.1 Assignment and Subleasing. This Lease Agreement may be assigned, mortgaged, hypothecated, transferred or encumbered, and the Project may be subleased as a whole or in part, by the Lessee, without the Lessor's approval or consent, as follows: (i) to any partnership, corporation or other entity owned by or controlled by Lessee and (ii) as may be necessary or proper in connection with any financing obtained by Lessee in connection with the Project. Except as provided in the immediately preceding sentence, Lessee shall not assign its rights hereunder without the prior written consent of Lessor, which shall not be unreasonably withheld.

     Section 9.2 Restrictions on Sale of Project by Lessor. Except as required under Section 8.4 hereof, the Lessor agrees that it will not sell, convey,
      -----------
mortgage, encumber, transfer, assign or otherwise dispose of all or any part of the Project or its rights or obligations under this Lease Agreement during the Lease Term except that if the laws of the State of Tennessee at the time shall permit such sale, assignment, transfer or conveyance to be taken, nothing contained in this Section 9.2 shall prevent the
                                                  -----------
consolidation of the Lessor with,or merger of the Lessor into, or transfer of the Project as an entirety, subject to this Lease Agreement, to any political subdivision of the State of Tennessee whose real and personal property and income are not subject to taxation and which has corporate authority to carry on the business of owning and leasing the Project, provided, that upon any such consolidation, merger or transfer, the due and punctual performance and observance of all the agreements and conditions of this Lease Agreement to be kept and performed by the Lessor shall be expressly assumed in writing by the corporation resulting from such consolidation or surviving such merger or to which the Project shall be transferred as an entirety.

                                   ARTICLE X

                        Events of Default and Remedies

     Section 10.1 Events of Default Defined. The following shall be "events of default" under this Lease Agreement and the terms "event of default" or "default" shall mean, whenever they are used in this Lease Agreement, any one or more of the following events:

     (a) Failure by the Lessee to pay the rents required to be paid under this Lease Agreement at the times specified therein and continuing for a period of thirty (30) business days after notice by mail, given to Lessee by the Lessor that the payment referred to in such notice has not been received.

     (b) Failure by the Lessee to observe and perform any covenant, condition or agreement in this Lease Agreement on the part of the Lessee to be observed or performed, other than as referred to in subsection (a) of this Section 10.1, for
                                                               ------------
a period of sixty (60) days after receipt of written notice specifying such failure and requesting that it be remedied, given to the Lessee by the Lessor, unless the Lessor shall agree to an extension of such time; or in the case of any such default which cannot with due diligence be cured within such 60-day period, it shall not constitute an event of default if corrective action is instituted by the Lessee within the applicable period and diligently pursued until the default is corrected.

     (c) The provisions of Section 10.1(b) are subject to the following
                           ---------------
limitations: If by reason of force majeure the Lessee is unable in whole or in part to carry out the agreements of the Lessee on its part herein contained the Lessee shall not be deemed in default during the continuance of such inability. The term "force majeure" as used herein shall mean, without limitation, the following: acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or of the State or any of their department, agencies, or officials, or any civil or military authority; insurrections; riots; epidemics; landslides, lightning, earthquake, fire, hurricanes, storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery, transmission pipes or canals; partial or entire failure of utilities; or any cause or event not reasonably within the control of the Lessee, it being agreed that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Lesses, and Lessee shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is, in the judgment of the Lessee, unfavorable to the Lessee.

     Section 10.2 Remedies in Default. Whenever any event of default referred to in Section 10.1 hereof shall have happened and be subsisting, the Lessor may,
      ------------
upon thirty (30) days' prior written notice to the Lessee (the Lessee having an opportunity to cure such default in such period), terminate the Lease Agreement and exclude the Lessee from possession of the Project; provided, however that in no event shall any such event of default limit or terminate the option granted to Lessee under Article XI hereof.

     Section 10.3 Lessor's Default. If Lessor defaults or breaches any of Lessor's obligations, representations or warranties contained in this Lease Agreement, Lessee shall be entitled, in Lessee's sole discretion, to (i) terminate this Lease Agreement, (ii) obtain injunctive relief in an appropriate court of equity, (iii) recover money damages from Lessor in an amount equal to Lessee's direct an consequential damage resulting from or arising out of Lessor's breach, plus attorney's fees, (iv) exercise Lessee's rights under Paragraph 5.5 hereof, or (v) any combination of (i) - (iv). Lessee acknowledges
- -------------
that the City of Bristol, Tennessee shall not be liable for breaches of this Lease Agreement by Lessor; provided, however, that the City of Bristol shall be liable for its actions in connection with any assignment of any interest in this Lease Agreement to the City of Bristol and the exercise of any rights and powers obtained by the City of Bristol under any such assignment.


                                  ARTICLE XI

                          Options in Favor of Leases

     Section 11.1 General Options to Terminate Lease Agreement and Purchase Project. At any time during the Lease Term, the Lessee may terminate the Lease Term by giving the Lessor notice in writing of such termination and such termination shall forthwith become effective. At any time prior to or within sixty (60) days after the expiration or sooner termination of the Lease Term, the Lessee shall also have, and is hereby granted, the option to purchase the Project for One Hundred Dollars ($100.00). To exercise such option, the Lessee shall give written notice to the Lessor and shall specify therein the date of closing such purchase, which date shall not be less than forty-five (45) nor more than one hundred twenty (120) days from the date such notice is mailed.

     Section 11.2 No Obligation to Purchase Project. The Lessee shall be under no obligation to purchase the Project except as herein expressly required or provided.

     Section 11.3 Conveyance on Exercise of Option to Purchase. At the closing of any purchase pursuant to any option to purchase granted herein, the Lessor shall upon receipt of the purchase price deliver to the Lessee documents conveying to the Lessee good and marketable title to the Project being purchased. The deed by which the Leased

Land is conveyed at the closing shall be a customary general warranty deed in proper statutory form for recording and shall be duly executed and acknowledged by Lessor and shall convey to Lessee good, marketable and insurable fee simple title to the Leased Land, free of all encumbrances, liens, encroachments, interests and adverse matters of any nature or description, incurred by, on behalf of, in the interest of, at the request of, or as a result of the activities of Lessor, except the same that may have been incurred by, on behalf of, in the interest of, at the request of, or as a result of the activities of Lessee.

  Section 11.4 Closing Adjustments. Real property and personal property taxes and assessments for the Taxing Period in which occurs the closing of the sale of the Project pursuant to this Article XI shall be prorated to the date of the closing.

  Section 11.5 Closing. At the closing of the sale of the Project pursuant to this Article XI, Lessor shall deliver to Lessee the following documents :

        (a) A general warranty deed for the Leased Land as required by Section
                                                                       -------
11.3 hereof with the grantee thereunder being Lessee, or the designee of Lessee;
- ----
        (b) A bill of sale or other appropriate documents to confirm and vest in Lessee title to the Leased Equipment, free of all liens, security interests or encumbrances, incurred by, on behalf of, in the interest of, at the request of, or as a result of the activities of Lessor, except the same that may have been incurred by, on behalf of, in the interest of, at the request of, or as a result of the activities of Lessee;

        (c) An owner's lien affidavit satisfactory to the Lessee to remove the lien exceptions from any title policy to be issued to Lessee;

        (d) Any and all other items reasonably necessary and proper to effectuate the closing of the transaction.

        (e) An instrument in recordable form executed by the Lessor and evidencing the termination of the leasehold interest created by this Lease Agreement.

        (f) An opinion of Lessor's counsel, in form satisfactory to Lessee and Lessee's counsel, that all actions taken and all the execution of all instruments by the Lessor in connection with the transfer and sale of the Project to the Lessee have been duly authorized by all necessary action of the Lessor and its Governing Body.

                                  ARTICLE XII

                                 Miscellaneous

  Section 12.1 Quiet Enjoyment. The Lessor agrees so long as the Lessee shall fully and punctually pay all of the rents and other amounts provided to be paid hereunder by the Lessee and comply with its other obligations hereunder, that the Lessee shall peaceably and quietly have, hold and enjoy the Project during the Lease Term.

  Section 12.2 Surrender of Project. Except as otherwise provided in this Lease Agreement, at the expiration or sooner termination of the Lease Term the Lessee agrees to surrender possession of the Project peaceably and promptly to the Lessor in as good condition as at the commencement of the Lease Term, ordinary wear, tear and obsolescence only excepted; provided, however, that Lessee shall have the right to continue to occupy the Premises until the expiration of all periods during which it may exercise the option granted to Lessee under Article XI hereof; and provided, further, that if Lessee exercises the option granted to it under Article XI, Lessee shall have the right to continue to occupy the Premises until the expiration of all periods during which the closing of the sale of the Premises pursuant to such option may occur.

  Section 12.3 Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when mailed by registered or certified mail, postage prepaid, addressed as follows:

        If to the Lessor:       The Industrial Development Board of the City of
                                Bristol, Tennessee
                                801 Broad Street
                                P.O. Box 1189
                                Bristol, Tennessee 37621
                                Attention: Chairman

        If to the Lessee:       Exide Corporation
                                8 Boswell Drive
                                P.O. Box 3548
                                Bristol, Tennessee 37620
                                Attention: Richard R. Randlees

  Section 12.4 Recording and Filing. An appropriate memorandum of this Lease Agreement shall be recorded in all offices as may at the time be provided by law as the proper place for the recordation thereof. Lessee and Lessor agree that this Lease Agreement shall not be recorded.

  Section 12.5 Binding Effect. Subject to Section 9.2 hereof, this Lease Agreement shall inure to the benefit of and shall be binding upon the Lessor, the Lessee and their respective successors and assigns.

  Section 12.6 Severability. In the event any provision of this Lease Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidese or render unenforceable any other provision hereof.

  Section 12.7 Execution of Counterparts. This Lease Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

  Section 12.8 Law Governing Construction of Lease Agreement. This Lease Agreement is prepared and entered into with the intention that the law of the State of Tennessee shall govern its construction.

  IN WITNESS WHEREOF, the Lessor, has executed this Lease Agreement by causing its name to be hereunto subscribed by its Chairman and the official seal of said Lessor to be impressed hereon and attested by its Secretary; and the Lessee has executed this Lease Agreement by causing its corporate name to be hereunto subscribed by its authorized officer all being done as of the day and year first above written.

                                              THE INDUSTRIAL DEVELOPMENT
                                              BOARD OF THE CITY OF BRISTOL,
                                              TENNESSEE

                                              By: /s/ H. John Brooks
                                                  ----------------------
                                                  Chairman

(SEAL)

Attest:

/s/ M. Marion Jones
- ---------------------------------
Secretary

STATE OF TENNESSEE   )
                     )
COUNTY OF SULLIVAN   )

     Before me, Jack W. Hyder, Jr., a Notary Public within and for the State and County aforesaid, personally appeared H. John Brooks and M. Marion Jones with both of whom I am personally acquainted, and who upon their several oaths acknowledged themselves to be the Chairman and Secretary, respectively, of THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF BRISTOL, TENNESSEE, one of the within named bargainors, a Tennessee public nonprofit corporation, and that they, as such Chairman and Secretary, being authorized so to do, executed the foregoing instrument (Lease Agreement) for the purpose therein contained by subscribing thereto the name of said corporation and by affixing thereto the official seal of said corporation by themselves as such Chairman and Secretary, respectively.

     WITNESS my hand and official seal, this 8th day of February, 1994.

                                                  /s/ Jack W. Hyder Jr.
                                                  ----------------------------
                                                  Notary Public

(SEAL)

My Commission Expires:     3-6-95
                       ----------------

                                                EXIDE CORPORATION

                                                By:  /s/
                                                     ------------------------
                                                Its: Division President



STATE OF TENNESSEE )
                   )
COUNTY OF SULLIVAN )



     Before me, Jeffrey H. Benedict, a Notary Public within and for the State and County aforesaid, personally appeared Richard R. Randles with whom I am personally acquainted, and who upon oath acknowledged himself to be the Division President of EXIDE CORPORATION, one of the within named bargainors, a Delaware corporation, and that he, as such Division President, being authorized so to do, executed the foregoing instrument (Lease Agreement) for the purpose therein contained by subscribing thereto the name of said corporation.

     WITNESS my hand and official seal, this 7th day of February, 1994.

                                             /s/ Jeffrey H. Benedict
                                             -----------------------
                                             Notary Public


(SEAL)

My Commission Expires: 7-24-95

                                   EXHIBIT A

                          DESCRIPTION OF LEASED LAND
                          --------------------------


BEGINNING at a p.k. nail in the northerly right-of-way line of Sperry Road, corner to property of the City of Bristol, Tennessee (Book 586C, Page 455); thence with the property of the City of Bristol, thirteen courses and distances as follows: 35 (degrees) 17' 15" W 657.02 feet to an iron pin; North 66 (degrees) 07' East 298.99 feet to an iron pin; North 17 (degrees) 16' West
136.53 feet to an iron pin; North 27 (degrees) 32' East 264.21 feet to an iron pin; North 72 (degrees) 57' East 527.93 feet to an iron pin; North 24 (degrees) 36' West 91.96 feet to an iron pin; North 56 (degrees) 32' feet 301.98 feet to an iron pin; South 46 (degrees) 34' East 140.51 feet to an iron pin; South 22 (degrees) 36' East 35.08 feet to an iron pin; North 70 (degrees) 18' East 182.63 feet to an iron pin: South 19 (degrees) 18' East 480.83 feet to an iron pin; North 70 (degrees) 49' East 127.74 feet to an iron pin; and South 21 (degrees) 56' East 501.29 feet to an iron pin in the northerly right-of-way of Old Bethal Road; thence with the northerly right-of-way of Old Bethel Road, South 67 (degrees) 42' West 193.09 feet to an iron pin; thence crossing Old Bethal Road and with the line of R.J. Earhart (Book 659C, Page 44), South 30 (degrees) 32' East 163.50 feet to an iron pin in the northerly right-of-way line of Sperry Road, South 78 (degrees) 46' West 1,379.03 feet to the POINT OF BEGINNING, containing 36.01 acres, more or less, and being designated as Tract 2 of a survey entitled "Survey for Exide Corporation" dated January 6, 1994, prepared by Joe B. Fugate, Jr., TRLS No. 1581, Cross Land Surveying and Planning, 612 Greenfield Place, Bristol, TN 37620.

BEGINNING at an iron pipe in the northerly right-of-way line of Sperry Road, common corner with Lawrence Earhart; thence N 35 (degrees) 17' 15" W 2910.13 feet to an axle: N 63 (degrees) 48' E 414.65 feet to an iron pin; thence N 05(degrees) 41' B 286.99 feet to an axle; thence S 84(degrees) 46' E 320.27 feet to an axle; thence N. 76 (degrees) 35' E 258.14 feet to an axle; thence S 77 (degrees) 42' E 210.37 feet to an axle; thence S 8 (degrees) 17' E 138.56 feet to an axle; thence S 61 (degrees) 26' E 84.57 feet to an axle; thence N 53 (degrees) 50' E 319.93 feet to an axle; thence S 23 (degrees) 20' E 60.39 feet to an iron pin; thence S 88 (degrees) 38' E 283.16 feet to an iron pin; thence N 18 (degrees) 13' W 408.92 feet to an iron pin; thence S 84 (degrees) 17' E 75.09 feet to an iron pin; thence N 18 (degrees) 9' W 179.66 feet to an iron pin; thence S 84 (degrees) 30' S 391.28 feet to an iron pin; thence S 24 (degrees) 08' E 3079.12 feet to an iron pin; thence S 69 (degrees) 57' W 161.85 feet to an iron pin; thence S 67 (degrees) 42' W 170.07 feet to an iron pin; thence N 21 (degrees) 56' W 501.29 feet to an iron pin; thence S 70 (degrees) 49' W 127.74 feet to an iron pin; thence N 18 (degrees) 18' W 480.83 feet to an iron pin; thence S 70 (degrees) 18' W 182.63 feet to an iron pin; thence N 22 (degrees) 36' W 35.08 feet to an iron pin; thence N 46 (degrees) 34' W 140.51 feet to an iron pin; thence S 56 (degrees) 32' W 301.88 feet to an iron pin; thence S 24 (degrees) 36' E 91.96 feet to an iron pin; thence S 72 (degrees) 57' W 527.93 feet to an iron pin; thence S 27 (degrees) 32' W 264.21 feet to an iron pin; thence S 17 (degrees) 16' E 136.53 feet to an iron pin; thence S 66 (degrees) 07' W 298.99 feet to an iron pin; thence S 35 (degrees) 17' 15" E 657.02 feet to a P.K. nail in the northerly line of Sperry Road; thence with the northerly line of Sperry Road, S 78 (degrees) 46' W 54.76 feet to the point of BEGINNING and shown as Tract No. 3, Tract No. 4, and that portion of Tract No. 2 identified as "50' Access Right of Way" on plan entitled "Map of Property of Sperry Corporation" dated May 6, 1987, as revised August 20, 1987, prepared by Steven Gerald Cross, Tennessee R.L.S. 1429.

                                   EXHIBIT B

                        DESCRIPTION OF LEASED EQUIPMENT
                        -------------------------------

All of the following items located on the Leased Land or in the Building:

1. Any and all cabling, wiring, connectors, switches, receptacles, outlets, conduit, junction boxes, terminals, keyboards, central processing units, printers, plotters, control panels, plans, schematic diagrams, system manuals, repair logs, testing and diagnostic equipment, all spare or replacement parts, all supplies, and all other components or equipment utilized in distributing computer data throughout the Premises.

2. Any and all cabling, wiring, connectors, switches, receptacles, outlets, conduit, junction boxes, speakers, control panels, key service units, telephones, plans, schematic diagrams, system manuals, repair logs, testing and diagnostic equipment, all spare or replacement parts, all supplies, and all other components and equipment utilized in receiving and distributing telephone signals throughout the Premises.

3. Any and all cabling, wiring, connectors, switches, lighting fixtures, back-up generators, receptacles, outlets, conduit, junction boxes, circuit breakers, fuses, transformers, insulators, control panels, plans, schematic diagrams, system manuals, repair logs, testing and diagnostic equipment, all spare or replacement parts, all supplies, and all other components or equipment used in supplying or distributing electricity throughout the Premises.

4. Any and all chillers, boilers, thermostats, sensors, switches, duct work, fans, fan motors, belts, pulleys, supply and return lines, valves, connectors, dampers, radiators, vent grills, filtration devices, gauges, evaporators, humidifiers, compressors, refrigerants, control panels, plans, schematic diagrams, system manuals, repair logs, testing and diagnostic equipment, all spare and replacement parts, all supplies, and all other components or equipment utilized in the heating, ventilation and air conditioning systems throughout the Premises.

5. Any and all pumps, pipes, joints, connectors, faucets, lavatories, drinking fountains, sinks, traps, hose, tubing, pressure regulators, water heaters, water softeners, toilets, urinals, sprinklers, shower heads, drain grates or covers, control panels, plans, schematic diagrams, system manuals, repair logs, testing and diagnostic equipment, all spare or replacement parts, all supplies, and all other components utilized in supplying and distributing water throughout the Premises.

6. Any and all sensors, detectors, telecommunication devices, bells, sirens, cables, wiring, conduit, connectors, junction boxes, switches, outlets, receptacles, programing devices, control panels, plans, schematic diagrams, system manuals, repair logs, testing and diagnostic equipment, all spare or replacement parts, all supplies, and all other components or equipment utilized in the operation of an alarm system on the Premises.

7. Any and all speakers, microphones, wiring, switches, junction boxes, receptacles, outlets, cabling, connectors, amplifiers, control panels, plans, schematic diagrams, system manuals, repair logs, testing or diagnostic equipment, all spare or replacement parts, all supplies, and all other components or equipment utilized in the operation of an intercom system on the Premises.

8. Any and all refrigerators, freezers, cooktops, ovens, dishwashers, exhaust hoods and fans, garbage disposals, compactors, mixers, blenders, broilers, toasters, steamers, pressure cookers, fryers, grills, counter tops, racks, serving units, shelving, cabinets, cash registers, tables, chairs, utensils, cutlery, slicers, cookware, pots, pans, skillets, serving trays, plates, bowls, glasses, cups, dishes and all other kitchen equipment and or equipment used in food preparation, storage, or services on the Premises.

9. Any and all air compressors, compressed air storage tanks, tubing, hoses, lines, valves, pressure regulators, couplings, fittings, connectors, switches, controls, pneumatic tools, compressor motors, belts, pulleys, plans, schematic diagrams, system manuals, repair logs, testing or diagnostic equipment, all spare or replacement parts, all supplies, and all other components or equipment utilized in the operation of a compressed air supply and distribution system within the Premises.

10. Any and all tanks, vats, hoppers, drums, mixers, blenders, conveyers, augers, pipes, tubes, instruments, control panels, meters, gauges, testers, plotters, recorders, scales, motors, pulleys, belts, chains, plans, schematic diagrams, system manuals, repair logs, testing or diagnostic equipment, all spare or replacement parts, all supplies, and all other components or equipment utilized in the operation of a wastewater treatment system on the Premises.

11. Any and all power tools, hand tools, work benches, vices, cabinets, racks, lifts, presses, jacks, ladders, grinders, buffers, welders, polishers, painting equipment, chains, testers, analyzers, diagnostic tools, repair logs, all spare or replacement parts, all supplies, and all other components or equipment utilized in operating a maintenance and repair shop on the Premises.

12. Any and all lawn mowers, tractors, hedgers, trimmers, snowblowers, leaf blowers, vacuums, spreaders, hoses, pressure washers, sprinklers, power tools, hand tools, and all spare or replacement parts, all supplies, and all other components or equipment utilized in exterior maintenance on the Premises.

13. Any and all racks in the distribution center.

Excluding, however, any and all groundwater treatment equipment on the Leased Property installed for the purpose of removing groundwater contaminants.

                           FIRST AMENDMENT TO LEASE

  FIRST AMENDMENT TO LEASE, dated as of May __, 1995, between THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF BRISTOL, TENNESSEE, a public nonprofit corporation organized and existing under the laws of the State of Tennessee (the "Lessor") and EXIDE CORPORATION, a Delaware corporation (the "Lessee").

                              W I T N E S S E T H

  WHEREAS, Lessor and Lessee entered into that certain Lease, dated as of Febriary 7, 1994 (the "Lease"), covering certain premises consisting of all the lots, tracts or parcels of land located in the Fourth Civil District of Sullivan County, Tennessee, and more specifically described on Exhibit A annexed hereto and made a part hereof (the "Premises");

  WHEREAS, Lessee and Bankers Trust Company (the "Leasehold Mortgages") have entered into that certain Credit Agreement, dated as of August 30, 1994, pursuant to which the Bank has agreed to make a loan to Lessee in the amount of $550,000,000 (the "Loan"), which Loan is secured in part by a deed of trust encumbering Lessee's leasehold interest in the Premises;

  WHEREAS, in connection with the Loan, the Leasehold Mortgage has requested that Lessee enter into certain modifications of the Lease;

  WHEREAS, pursuant to Section 8.4 of the Lease, Lessee is requesting that Lessor agree to certain modifications of the Lease; and

  WHEREAS, Lessor has agreed to modify Lease as set forth herein.

  NOW, THEREFORE, in consideration of the Premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree that the Lease be and the same hereby is amended as follows:

  1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Lease.

  2. The following Article shall be deemed added to the Lease:

                                 ARTICLE XIII

          13.1 Leasehold Mortgagee. Lessor hereby acknowledges that the Leasehold Mortgagee is the beneficiary under a deed of trust encumbering Lessee's leasehold interest in the Premises, and as such, is entitled to the benefits contained in this Article XIII. All notices to the Leasehold Mortgage shall be deemed to have been duly given when sent in the manner required hereunder addressed to the Leasehold Mortgagee at One Bankers Trust Place, New York, New York 10006.

          13.2 Cancellations and Modifications. No cancellation, surrender, acceptance of surrender, or modification of this Lease shall be binding upon the Leasehold Mortgage or affect the lien of any mortgage on the leasehold estate without the prior consent of the Leasehold Mortgagee.

          13.3 Notices and Demands. Lessor shall give to the Leasehold Mortgagee a copy of each notice of default by Lessee at the same time and in the same manner as the notice given by Lessor to Lessee, addressed to the Leasehold Mortgagee at its address set forth herein or such other address that Leasehold Mortgagee may have subsequently furnished to Lessor. No notice by Lessor to Lessee under this Lease shall be deemed to have been duly given unless and until a copy of the notice has been served on the Leasehold Mortgagee in the manner provided in this Section 13.3.

          13.4 Right to Cure. Subject to the terms of Section 13.6 hereof, the Leasehold Mortgagee shall have a period that shall run consecutively with the cure period afforded to Lessee within which to remedy any default of Lessee hereunder or cause such default to be remedied. Following receipt of notice of any such default in accordance with
        Section 13.3 above, the Leasehold Mortgagee shall diligently commence a cure to the default; if such a diligent commencement is undertaken, and continued without interruption, the Leasehold Mortgages shall also be given an additional period of time as the Leasehold Mortgages may reasonably require in order to complete such cure. The Leasehold Mortgages shall have the option, as provided herein, but not the obligation, to cure any default of Leases hereunder.

          13.5  Performance of Lease by Leasehold Mortgages.  The Leasehold
                -------------------------------------------
Mortgages shall have the right to perform any term, covenant, condition, or agreement and to remedy any default by Leases under this Lease, and Lessor shall accept such performance by the Leasehold Mortgagee with the same force and effect as if performed by Lessee.

          13.6 Certain Defaults.  In the event a default by Lessee occurs in the
               ----------------
performance or observance of any term, covenant, condition, or agreement on Lessee's part to be performed under this Lease (other than a term, covenant, condition or agreement requiring the payment of a sum of money) which cannot practicably be cured by the Leasehold Mortgagee without taking possession of the Premises, or if such default is of such a nature that the same is not susceptible of being cured by the Leasehold Mortgagee, then Lessor shall not serve a notice or election to terminate or otherwise exercise remedies under or in respect of this Lease pursuant to the terms thereof, or otherwise terminate the leasehold estate or any other estate, right, title or interest of Lessee hereunder by reason of such default without allowing the Leasehold Mortgagee reasonable time within which:

          (1) In the case of a default which cannot practically be cured by the Leasehold Mortgagee without taking possession of the Premises, to obtain possession of the Premises as mortgagee (through the appointment of a receiver of otherwise), and, upon obtaining possession, to commence promptly and diligently prosecute to completion such action as may be necessary to cure such default; and

                (ii) In the case of a default which is not susceptible
                     of being cured by the Leasehold Mortgagee, to commence promptly and diligently prosecute to completion foreclosure proceedings or to acquire Lessee's estate hereunder, either in its own name or through a nominee, by assignment in lieu of foreclosure.

                  The Leasehold Mortgages shall not be required to continue
                to proceed to obtain possession, or to continue in possession as mortgagee, of the premises pursuant to clause (i) above, or to continue to prosecute foreclosure proceedings pursuant to clause (ii) above, if and when such default shall be cured. Nothing herein shall preclude Lessor from exercising any of its rights or remedies with respect to any other default by Lessee during any period when Lessor shall be forebearing termination of this Lease as above provided, but in such event the Leasehold mortgages shall have all of the rights and protections hereinabove provided for. If the Leasehold Mortgagee, or its nominee, or a purchaser at a foreclosure sale, shall acquire title to Lessee's leasehold estate hereunder, and shall cure all defaults of Lessee hereunder which can be cured by the Leasehold Mortgages, or by such purchaser, as the case may be, then the defaults of any prior holder of Lessee's leasehold estate or any other estate, right, title or interest hereunder which are not susceptible of being cured by the Leasehold Mortgages (or by such purchaser) shall no longer be deemed to be defaults hereunder.

                  13.7 Termination of Lessor May Lease to Leasehold Mortgages.
                       ------------------------------------------------------
                In the event (i) this Lease is terminated by reason of Lessee's default hereunder, or (ii) this Lease is disaffirmed in the event of Lessee's bankruptcy, then, within ten (10) days after such termination (which term as used herein shall include a disaffirmance) Lessor shall give notice to the Leasehold Mortgages that this Lease has been terminated, together with a statement of any and all sums which would at that time be due under this Lease but for such termination, and of all other defaults, if any, under this Lease then known as Lessor, and the Leasehold Mortgagee, by notice to Lessor, thereupon may request Lessor to enter into a new lease of the Premiums and Lessor shall enter into a new lease (the "New Lease") with the Leasehold Mortgagee (or its nominee), within 60 days after the giving of such notice by the Leasehold Mortgagee provided that the Leasehold Mortgagee shall have cured or caused to be cured any defaults of Lessee existing at the date of termination that are susceptible of being cured. The New Lease shall commence and Rent and all obligations of the Lessee under the New Lease shall accrue, as of the date of termination of this Lease. The term of the New Lease shall continue for the period which would have constituted the remainder of the term of this Lease had this Lease not been terminated, and shall be upon all of the terms, covenants, conditions, conditional limitations, and agreements contained herein which were in force and affect immediately prior to the termination of this Lease. The New Lease, and this covenant, shall be superior to all rights, liens, estates, titles and interests, other than these to which this Lease shall have been subject immediately prior to termination and these matters to which this Lease may, by its terms, become subject. The provisions of the immediately preceding sentence shall be self-executing, and Lessor shall have no obligation to do anything (other than to execute such New Lease as herein provided) to assure to the Leasehold Mortgagee or to the tenant under the New Lease good title to the leasehold estate and the other estates, rights, titles and interests granted thereby. Simultaneously therewith, Lessor shall pay over to the Leasehold Mortgagee all monies on deposit with Lessor, if any, which Lessee would have been entitled to use but for the termination of this Lease for the purposes of and in accordance with the provisions of the New Lease. Each subtenant of space in the premises whose sublease was in force and effect immediately prior to the delivery of the New Lease shall attorn to the tenant under the New Lease, unless such lessee shall, at its option, elect to dispossess such subtenant or otherwise terminate the sublease held by such subtenant. The Leasehold Mortgagee shall, simultaneously with the delivery of the New Lease, pay to Lessor (1) all Rent and other sums of money due under this Lease on the date of termination of this Lease and remaining unpaid; plus (2) all Rent and other sums of money due under the New Lease for the period from the date of commencement of the term thereof to the date of delivery of the New Lease; plus
              (3) all costs and expenses, including reasonable attorneys' fees, court costs, and litigation expenses, incurred by Lessor in connection with termination of this Lease, the recovery of possession of the Premises, putting the premises in good condition and repair, and the preparation, execution and delivery of such new lease.

                13.8  Assignment. If the Leasehold Mortgagee forecloses
                    ----------
              upon or otherwise acquires all or part of Lessee's leasehold interest, the transfer to the Leasehold Mortgagee (or any nominee of the Leasehold Mortgagee) shall not require Lessor's consent and the acquiring Leasehold Mortgagee shall be permitted to transfer the acquired interest without Lessor's prior consent and shall thereupon be released from all liability for the performance or observance of the covenants and conditions in such lease contained on Lessee's part to be performed and observed from and after the date of such assignment; provided that the assignee shall have assumed such lease; and provided further that notwithstanding the foregoing or any other term or provision hereof, the Leasehold Mortgagee may assign this Lease, in whole or in part, or any rights granted hereunder, or delegate to another party any of the duties hereunder, without the prior consent of Lessor if, in the reasonable judgment of the Leasehold Mortgagee, such other party has such operating capability as shall enable such party to perform the obligations of Lessee hereunder.

                13.9  No Amendments without Leasehold Mortgages Consent.
                    -------------------------------------------------
              Lessor and Lessee shall not enter into any amendments, modifications or supplements to this Lease without the prior consent of the Leasehold Mortgagee if such amendment, modification or supplement could reasonably be expected to have a material adverse effect on the interest of the Leasehold Mortgagee under the Lease.

     3. Except as amended herein, all of the other terms, unmodified and covenants and conditions of the Lease are and shall remain in full force and affect and are hereby ratified and confirmed.

     4. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     IN WITNESS WHEREOF, Lessor and Leases have executed this amendment as of the day and year first above written.

                                     THE INDUSTRIAL DEVELOPMENT
                                     BOARD OF THE CITY OF BRISTOL,
                                     TENNESSEE, Lessor

                                     By: /s/ Signature appears here
                                        ---------------------------


                                     EXIDE CORPORATION, Lessee

                                     By:
                                        ----------------------------